As filed with the U.S. Securities and Exchange Commission on May 2, 2025

Registration No. 333-284448

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 841-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 841-7774

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq. Joseph E. Segilia, Esq. Aaron M. Schleicher, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 660-3060	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St. Richmond, Virginia 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-284448)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 (Registration No. 333-284448) (the “Registration Statement”) of Digital Ally, Inc. (the “Company”) is being filed as an exhibit-only filing solely to include as an exhibit RBSM LLP’s consent (the “Consent”) to the use of its report dated May 2, 2025, with respect to the consolidated financial statements of the Company included in the Prospectus Supplement No. 1 dated May 2, 2025 filed pursuant to Rule 424(b)(3). This Post-Effective Amendment No. 1 does not modify any provision of Part I or Part II of the Registration Statement other than supplementing Item 16 of Part II as set forth below. The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16. Financial Statements and Exhibits

Exhibit No.	Description
23.1	Consent of RBSM LLP

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lenexa, State of Kansas, on May 2, 2025.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Post-Effective Amendment No. 1 below.

Signature	Title	Date

/s/ Stanton E. Ross	Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2025
Stanton E. Ross

/s/ *	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 2, 2025
Thomas J. Heckman

/s/ *	Director	May 2, 2025
D. Duke Daughtery

/s/ *	Director	May 2, 2025
Leroy C. Richie

/s/ *	Director	May 2, 2025
Charles M. Anderson

* By:	/s/ Stanton E. Ross
Stanton E. Ross, as attorney-in-fact